UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2006
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 30, 2006, we entered into a secured, revolving credit facility with Citigroup Global Markets Realty Corp. (“Citigroup”). We expect to use the proceeds from the facility, which has an initial commitment of $500.0 million, to finance the origination from time to time of commercial real estate and real estate-related loan assets. At closing, a Sale and Servicing Agreement (the “Sale and Servicing Agreement”) was entered into among CSE QRS Funding II LLC (“QRS Funding II”), as Seller, CSE Mortgage LLC (“CSE Mortgage”), as Originator and Servicer, Citigroup, as the Administrative Agent and as the Citigroup Agent, and Wells Fargo Bank, National Association, as the Backup Servicer and Collateral Custodian; and a Sale and Contribution Agreement (together with the Sale and Servicing Agreement, the “Agreements”) was entered into between QRS Funding II, as Buyer, and CSE Mortgage, as Seller. QRS Funding II is a wholly owned subsidiary of CSE Mortgage, which is a wholly owned subsidiary of CapitalSource Inc. The credit facility is secured by commercial real estate and real estate-related loan assets and has a scheduled termination date of June 27, 2009. Interest on borrowings under the credit facility will be charged at the applicable commercial paper rate or the Alternate Rate, as defined in the Sale and Servicing Agreement.
     Under the Agreements, CSE Mortgage and QRS Funding II are required to comply with various covenants, including, without limitation, a minimum consolidated tangible net worth and a maximum leverage ratio. The Agreements also include usual and customary events of default for credit facilities of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the credit facility may be accelerated and/or the lender’s commitment may be terminated.
     A copy of our press release describing the transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 7, 2006	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.63	Sale and Servicing Agreement, dated as of June 30, 2006, by and among CSE QRS Funding II LLC, as Seller, CSE Mortgage LLC, as Originator and Servicer, Citigroup Global Markets Realty Corp., as the Administrative Agent and as the Citigroup Agent, and Wells Fargo Bank, National Association, as the Backup Servicer and Collateral Custodian.

10.64	Sale and Contribution Agreement, dated as of June 30, 2006, between QRS Funding II LLC, as Buyer, and CSE Mortgage LLC, as Seller.

99.1	Press release issued by the Company on July 7, 2006.